SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2015

CLEARSIGN COMBUSTION CORPORATION

(Exact name of registrant as specified in Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(Address of Principal Executive Offices)

206-673-4848

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 4, 2015, ClearSign Combustion Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with MDB Capital Group, LLC (the “Underwriter”), relating to an underwritten public offering, for the issuance and sale of 2,600,000 shares of the Company’s common stock, par value $0.0001 per share, at a public offering price of $5.85 per share, less underwriting discounts and commissions, pursuant to an effective registration statement on Form S-3 (File No. 333-188381) and a related prospectus supplement filed with the Securities and Exchange Commission. Under the terms of the Underwriting Agreement, the Company also granted the Underwriter an option exercisable for 45 days to purchase up to an additional 390,000 shares from the Company at the public offering price, less underwriting discounts and commissions, to cover over-allotments.

The Company expects the net proceeds from the offering to be approximately $14,162,400, or approximately $16,307,010 if the Underwriter exercises its over-allotment option to purchase additional shares in full, after deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds from this offering for general corporate and working capital purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, various other obligations of the parties, and termination provisions. The offering is expected to close on or about February 10, 2015, subject to the closing conditions contained in the Underwriting Agreement.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Richardson & Patel LLP, counsel to the Company, has issued an opinion to the Company, dated February 5, 2015, regarding the validity of the shares of common stock to be issued and sold in the offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On February 5, 2015, the Company issued a press release announcing that it had priced the public offering described in Item 1.01 of this Current Report on Form 8-K. The Company’s press release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing made under the Securities Act except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Concurrently with the public offering described in Item 1.01 of this Current Report on Form 8-K, Geoffrey D. Osler, the Company’s Chief Marketing Officer, plans to sell 50,000 shares of common stock in a block sale arranged by the Underwriter at the public offering price. In addition, the Underwriter has agreed to allow Dr. Lon E. Bell, a director of the Company, to participate as an investor in such public offering and purchase an aggregate of $500,000 in value of the shares of common stock sold in the public offering at the public offering price.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement dated February 4, 2015
5.1	Legal Opinion of Richardson & Patel LLP
99.1	Press Release issued February 5, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2015

CLEARSIGN COMBUSTION CORPORATION

By:	/s/ James N. Harmon
James N. Harmon
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Name of Exhibit

1.1	Underwriting Agreement dated February 4, 2015
5.1	Legal Opinion of Richardson & Patel LLP
99.1	Press Release issued February 5, 2015